As filed with the Securities and Exchange Commission on November 7, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road Branford, Connecticut (Address of Principal Executive Offices)	06405 (Zip Code)

NEUROGEN CORPORATION 401(k) RETIREMENT PLAN
(full title of the plan)

Stephen R. Davis, Esq.
Executive Vice President and Chief Operating Officer
Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut 06405

(203) 488-8201
(name, address and telephone number,
including area code, of agent for service)

Copies to:

Robert B. Williams, Esq.
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005-1413

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $.025 per share(2)	300,000	$ 6.81	$2,043,000.00	$240.46

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low sale price of the Common Stock on November 1, 2005 as reported on the NASDAQ National Market.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Neurogen Corporation 401(k) Retirement Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement is filed for the purpose of registering 300,000 additional shares of Common Stock by Neurogen Corporation (the “Registrant”) for use in connection with the Neurogen Corporation 401(k) Retirement Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by Form 10-K/A filed on April 29, 2005;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004;

(c) The Registrant’s Registration Statement on Form S-8, File No. 333-07957, filed on July 10, 1996; and

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 21, 1990, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of corporations organized thereunder under certain conditions and subject to certain limitations. Article EIGHTH of the Restated Certificate of Incorporation of the Registrant provides that the Registrant shall, to the full extent permitted by Section 145, indemnify its directors and officers.

The Registrant's Certificate of Incorporation, pursuant to Section 102(b)(7) of the General Corporation Law of Delaware, contains provisions eliminating the personal liability of a director to the Registrant or its stockholders for money damages for breach of fiduciary duty as a director. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of the law, for actions leading to improper personal benefits to the director, and for payment of dividends or stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other law, such as the state or federal securities laws or state or federal environmental laws.

As permitted by the General Corporation Law of Delaware, the directors and officers of the Registrant are covered by insurance against certain liabilities which might be incurred by them in such capacities and in certain cases against which they cannot be indemnified by the Registrant.

ITEM 8. EXHIBITS

See Exhibit Index, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement;

(2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, filed July 7, 1994 (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-81268 on form S-8).

4.2	By-Laws, as amended (incorporated by reference to Exhibit 3.6 to the Registrant's Form 10-K for the fiscal year ended December 31, 1993).

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to Registrant.

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (Contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm.

24.1
Powers of Attorney of Felix J. Baker, Julian C. Baker, Eran Broshy, Robert N. Butler, Stephen R. Davis, Stewart Hen, William H. Koster, Jonathan S. Leff, Mark Novitch, Craig Saxton, John Simon and Suzanne Woolsey (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Branford, State of Connecticut, on this 7th day of November, 2005.

NEUROGEN CORPORATION

By: /s/ STEPHEN R. DAVIS
Stephen R. Davis
Executive Vice President and Chief Operating Officer

KNOW ALL YE BY THESE PRESENTS, that each person whose signature appears below, hereby makes, constitutes and appoints Stephen R. Davis his or her attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration Statement pursuant to the Securities Act of 1933, as amended, on Form S-8 relating to (a) the sale and/or issuance of up to an additional 300,000 shares of Neurogen Corporation Common Stock in respect of the Neurogen Corporation 401(k) Retirement Plan (the “Plan”), and (b) an indeterminate number of interests in the Plan, to be so registered and any and all amendments to the foregoing Registration Statement on Form S-8, which amendments may make such changes in the Registration Statement on Form S-8 as such attorney-in-fact deems appropriate, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission and the NASDAQ Stock Market, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitutions, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 7th day of November, 2005.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ CRAIG SAXTON	Chairman of the Board and Director	November 7, 2005
/s/ WILLIAM H. KOSTER	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2005
/s/ STEPHEN R. DAVIS	Executive Vice-President, Chief Operating Officer (Principal Accounting & Financial Officer) and Director	November 7, 2005
/s/ FELIX J. BAKER, PH.D.	Director	November 7, 2005
/s/ JULIAN C. BAKER	Director	November 7, 2005
/s/ ERAN BROSHY	Director	November 7, 2005
/s/ ROBERT N. BUTLER, M.D.	Director	November 7, 2005
/s/ STEWART HEN	Director	November 7, 2005
/s/ JONATHAN S. LEFF	Director	November 7, 2005
/s/ MARK NOVITCH, M.D.	Director	November 7, 2005
/s/ JOHN SIMON	Director	November 7, 2005
/s/ SUZANNE WOOLSEY, PH.D.	Director	November 7, 2005